UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2006 (September 20, 2006)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2006, Spansion Japan Limited (“Spansion Japan”), an indirect subsidiary of Spansion Inc. (the “Company”), entered into an extension of its equipment lease agreement with GE Capital Asset Finance KK (“GE”), under the Purchase Agreement dated July 16, 2003 (the “Purchase Agreement”) and the Master Rental Agreement and Specific Rental Agreement of the same date (collectively, the “Rental Agreements”), which provide for a monthly equipment lease rental payment of approximately ¥188 million (or approximately $1.6 million based on a U.S. dollar to yen exchange rate of $1.00 to ¥115.16 as of August 10, 2006) beginning on September 30, 2006, for a period of 36 months. Because the amount subject to the equipment lease is denominated in yen, the dollar amount stated above is subject to change based on applicable exchange rates. Translated copies of the extension agreements, Master Rental Agreement and Specific Rental Agreement each dated as of September 15, 2006 (collectively, the “New Financing Agreements”), are attached hereto and incorporated herein by this reference.

Spansion Japan may, pursuant to the terms of the equipment lease, elect to purchase all of the equipment on September 30, 2008, under an early purchase option, for approximately ¥3.95 billion (or approximately $33.8 million based on a U.S. dollar to yen exchange rate of $1.00 to ¥115.16 as of August 10, 2006) plus all applicable taxes, or, at the end of the lease term, either purchase the equipment at the fair market value then prevailing or return the equipment to GE.

The equipment lease shall terminate on September 30, 2009, unless terminated earlier in the event of default, or by either party upon written notice in accordance with the terms of the equipment lease.

Item 1.02 Termination of a Material Definitive Agreement.

On September 20, 2006, Spansion Japan entered into the Position Assignment and Termination with Agreement (the “Termination Agreement”), dated as of September 15, 2006, between Spansion Japan, as the Lessee, GE Capital Leasing KK, as the Assignor, and GE Capital Asset Finance KK, as the Assignee. The Termination Agreement effectively terminates Spansion Japan’s obligations under the Purchase Agreement and Rental Agreements, and assigns the equipment subject to the New Financing Agreements from GE Capital Leasing KK to GE Capital Asset Finance KK. A translated copy of the Termination Agreement is attached hereto and incorporated herein by this reference.

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Item. 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Master Rental Agreement, dated as of September 15, 2006, between Spansion Japan Limited, as the Lessee, and GE Capital Asset Finance KK, as the Lessor.

10.2	Specific Rental Agreement, dated as of September 15, 2006, between Spansion Japan Limited, as the Lessee, and GE Capital Asset Finance KK, as the Lessor.

10.3	Position Assignment and Termination with Agreement, dated as of September 15, 2006, between Spansion Japan Limited, as the Lessee, GE Capital Leasing KK, as the Assignor, and GE Capital Asset Finance KK, as the Assignee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: September 25, 2006	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

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